                                                                    Exhibit 10.3


                              OPERATING AGREEMENT

     THIS OPERATING AGREEMENT (this "Agreement"), dated as of the 9th day of August, 2000, is made between TEAMVEST, INC., a Delaware corporation with its principal offices in Charlotte, North Carolina ("TeamVest"), ELECTRONIC MARKET CENTER, INC., a Delaware corporation with its principal offices in Hartford, Connecticut ("EMC"), and E-TRUSTCO.COM INC., a Delaware corporation with its principal offices in Hartford, Connecticut and a wholly owned subsidiary of EMC ("E-Trustco") (EMC and E-Trustco, together are sometimes referred to as the "EMC Entities"). TeamVest, EMC and E-Trustco are each sometimes referred to as a "Party."

     WHEREAS, TeamVest and EMC are parties to a Convertible Loan Agreement, dated as of August 9, 2000 (the "Convertible Loan Agreement"), pursuant to which EMC has agreed to make a loan to TeamVest in the principal amount of $2,000,000; and

     WHEREAS, in connection with the Convertible Loan Agreement, TeamVest has executed a Convertible Promissory Note, dated August 9, 2000 (the "Convertible Promissory Note").

     NOW, THEREFORE, in consideration of the execution of the Convertible Loan Agreement by TeamVest and EMC, the execution and delivery of the Promissory Note by TeamVest and the premises and the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     The following words, terms and phrases shall, in this Agreement, have the following meanings, which shall apply equally to both the singular and plural forms of the terms defined:

     Section 1.1 "Derivative Work" means (a) any product, service, new version, upgrade, enhancement, sequel, adaptation, design, plot, concept, audiovisual display or translation, in any medium, format or form whatsoever, that is derived in any manner, directly or indirectly, from a copyrighted work or that utilizes or incorporates a copyrighted work or any part or aspect thereof; and (b) all materials and documentation related to each of the foregoing.

     Section 1.2 "Distribute" or "distribution" means to distribute or transmit by any means now known or hereafter developed, including without limitation the distribution of computer hardware, terminals and other equipment that incorporate software.

     Section 1.3 "EMC Platform" shall mean EMC's web-based financial services product platform.

     Section 1.4 "EMC Program" shall mean E-Trustco's electronic, professionally managed investment advice program in the form of multi-manager wrap-fee accounts.

     Section 1.5 "Enhancements" means all corrections, modifications, improvements, additions or substitutions made by or on behalf of a Party to the version of the Licensed Materials licensed to the other Party hereunder or to subsequent versions thereof.

     Section 1.6 "Intellectual Property" means inventions, discoveries, improvements, ideas, trade secrets, confidential information and all other intellectual property owned or claimed in the Licensed Materials. "Know-How" means, with respect to software, ideas, procedures, processes, systems, methods of operation, concepts and principles used in the design, preparation, implementation, programming and operation of such software.

     Section 1.7   "Licensed Materials" of each Party means:

          (a) the Licensed Software of such Party in executable Object Code form;

          (b)      the Source Code for the Licensed Software;

          (c)      the Know-How for the Licensed Software; and

          (d)      the Program Documentation for the Licensed Software.

     Section 1.8 "Licensed Software" means, with respect to TeamVest, the software set forth in Exhibit A hereto and, with respect to EMC and E-Trustco, the software set forth in Exhibit B hereto.

     Section 1.9 "Object Code" means software in a machine readable form that is not convenient to human understanding of the program logic and that can be executed by a computer using the appropriate operating system without compilation or interpretation. Object Code specifically excludes Source Code.

     Section 1.10 "Program Documentation" means specifications and other written descriptions of software, which may include the following: flow charts, test scripts, file structures, descriptions of variables, logic designs, processes and algorithms, where said documentation is sufficiently detailed to make it reasonably easy for a skilled programmer to understand, use, update and modify such software.

     Section 1.11 "Source Code" means software written in a form or language understandable to humans, generally in a higher level computer language and further including embedded comments in the English language, where such software contains sufficient information to permit a skilled programmer to update and modify it and all tools and scripts necessary to permit a skilled programmer to translate it into Object Code which may be installable on computer systems.

     Section 1.12 "Subsidiary" means, in relation to any legal entity, a corporation in which such legal entity directly or indirectly owns more than fifty percent (50%) of the issued and outstanding shares.

     Section 1.13 "TeamVest Program" shall mean TeamVest's Internet-based 401k/investment advice program.


                                  ARTICLE II

                         CERTAIN EMC ENTITY COVENANTS

     Section 2.1 The EMC Entities shall permit TeamVest to participate in the distribution of any financial services content to be developed or offered through the EMC Platform in a manner consistent with the terms of this Agreement.

     Section 2.2 The EMC Entities shall provide TeamVest with redistributable and primary trust services and capabilities through The Manhattan Trust Company, a subsidiary of EMC.

     Section 2.3 The EMC Entities shall not provide (directly or through third-party intermediaries) the Licensed Materials provided to TeamVest pursuant to this Agreement to the entities set forth on Schedule 2.3 on a redistributable
                                               ------------
basis.

     Section 2.4 The EMC Entities shall work with TeamVest to develop Internet-based and Web-based advice tools which will allow TeamVest customer users to access separate account money managers.

     Section 2.5 Each EMC Entity shall use its commercially reasonable efforts to facilitate TeamVest becoming a party to any financial service contracts between either EMC Entity and any third party service provider that are reasonably necessary for TeamVest to perform its obligations hereunder.

     Section 2.6 The EMC Entities shall cooperate with and assist TeamVest in developing and promoting its content through their respective distribution channels.

     Section 2.7 The EMC Entities shall provide TeamVest and its clients with access to retail back-office, portfolio accounting, trust services and other necessary support related to the EMC Platform, the EMC Program and the Licensed Materials provided to TeamVest pursuant to this Agreement at a level of service equal to that provided to the EMC Entities or the EMC Entities' current clients, as applicable.

     Section 2.8 The EMC Entities shall pay TeamVest the full actual cost (without profit mark-up) described on Schedule 2.8 with respect to the services
                                      ------------
provided by TeamVest pursuant to Sections 3.8, 3.9 and 3.10 as follows:

             (a) Within 15 days of the end of each calendar quarter, TeamVest will provide to the EMC Entities an accounting of the full actual cost incurred by TeamVest with respect to such services in such calendar quarter; provided
                                                                    --------
that the Parties may agree in writing on a mutual "most favored nations" reimbursement for the cost of such services. The EMC Entities shall pay such amount within 15 days of receipt of such accounting in an amount equal to the amount requested, less any portion of such amount as the EMC Entities in good faith dispute to be due.

In the event the EMC Entities dispute a portion of any payment request, the EMC Entities shall within 15 days of receipt of the payment request provide to TeamVest a written statement explaining in reasonable detail the basis for the EMC Entities' objection. If TeamVest disputes the EMC Entities' objection, then TeamVest shall seek relief through provisions of Section 10.1 of this Agreement.

          (b) If either Party discovers an error in the amount of any invoice or payment made pursuant to this Section 2.8, such Party shall notify the other Party within 60 days of discovery of such dispute or error; provided
                                                                      --------
that neither Party shall be entitled to correction of any such error if notice of such error is not delivered in writing to the other Party within six months of the applicable invoice or payment. If the correct amount of any invoice is in good faith dispute, the Party with the payment obligation shall pay any amount not in dispute, and failure to pay such amount in dispute shall not be deemed to be a default hereunder. Any disputes relating to invoices resulting from this
Section 2.8 shall be settled in accordance with the provisions of Section 10.1.

          (c) Any amounts (i) disputed and subsequently found to have been correctly invoiced or owed or (ii) not timely paid in accordance with this Agreement shall accrue interest at the lesser of (a) 10% or (b) the highest rate permitted by applicable law, from the thirtieth day following the day on which such amounts become due and owing to the day on which such amounts and the interest thereon are paid.

     Section 2.10 The EMC Entities shall work with TeamVest to jointly develop a marketing and sales alliance to cooperate and assist each other in developing and promoting each Party's respective content through their respective distribution channels.


                                  ARTICLE III

                          CERTAIN TEAMVEST COVENANTS

     Section 3.1 TeamVest shall permit the EMC Entities to participate in the distribution or rebranding of any content to be developed or offered through the TeamVest Program in a manner consistent with the terms of this Agreement.

     Section 3.2 TeamVest shall provide EMC with a rebrandable Web front end to profile and collect information on individual clients.

     Section 3.3 TeamVest shall not provide the TeamVest Program directly or through third-party intermediaries to other multi-manager wrap-fee platforms on a redistributable basis.

     Section 3.4 TeamVest shall not recommend, distribute or market any Internet-based professionally managed investment advice programs or platforms developed by third-parties other than those of the EMC Entities.

     Section 3.5 TeamVest shall work with E-Trustco to develop Internet-based and Web-based advice tools, which will enable the EMC Entities' customer users to determine appropriate allocation rules for E-Trustco's wrap-fee manager partners.

     Section 3.6 TeamVest shall use its commercially reasonable efforts to facilitate EMC becoming a party to any applicable financial service contracts between TeamVest and any third party service provider that are reasonably necessary for EMC to perform its obligations hereunder.

     Section 3.7 TeamVest shall cooperate with and assist the EMC Entities in developing and promoting each of their respective content through its distribution channels.

     Section 3.8 TeamVest shall deploy TeamVest's call center to service the EMC Entities and their clients at a level of service equal to that provided to TeamVest's current clients, pursuant to this Agreement.

     Section 3.9 With the reasonable assistance of the EMC Entities, TeamVest or some other entity chosen by the EMC Entities, shall rebase the TeamVest Program into a Microsoft-based environment. Subject to the provisions of Section 4.4, the EMC Entities shall own all works derived out of such engagement whether developed by TeamVest personnel on behalf of the EMC Entities or developed by non-TeamVest personnel on behalf of the EMC Entities (the "Re-Base Derivative Materials"); provided that such ownership shall not affect TeamVest's ownership
             --------
of the TeamVest Licensed Materials and provided further that EMC's ownership of the Re-Base Derivative Materials shall not preclude or interfere with TeamVest's right to rebase its Licensed Materials into a Microsoft-based environment and own and distribute such re-based version to the extent TeamVest does not use the Re-Base Derivative Materials in such effort. Notwithstanding this arrangement, the EMC Entities agree to pay TeamVest in accordance with Section 2.8 above or as otherwise agreed by the parties should TeamVest perform such development work on behalf of the EMC Entities.

     Section 3.10 TeamVest shall serve as an application service provider for the EMC Entities until March 31, 2001 and provide the EMC Entities with a technology platform, including a private label capability, for the TeamVest Licensed Materials and the connectivity of such Licensed Materials to the EMC platform (but not the basic EMC Platform) until the EMC Entities have successfully completed and launched a permanent Website. If it is necessary for TeamVest to provide these services to the EMC Entities beyond March 31, 2001, the EMC Entities will pay TeamVest fees on a month-to-month basis at a rate consistent with most favored nation pricing and Section 2.8 above.

     Section 3.11 TeamVest shall pay the EMC Entities the full actual cost (without profit mark-up) incurred by the EMC Entities with respect to the services provided by the EMC Entities pursuant to Section 2.7 as follows:

          (a) Within 15 days of the end of each calendar quarter, EMC will provide to TeamVest an accounting of the such full actual cost incurred by the EMC Entities with respect to such services in such calendar quarter; provided
                                                                     --------
that the Parties may agree in writing on some other "most favored" nations reimbursement for the cost of such services. TeamVest shall pay such amount within 15 days of receipt of such accounting in an amount equal to the amount requested, less any portion of such amount as TeamVest in good faith disputes to be due. In the event TeamVest disputes a portion of any payment request, TeamVest shall within 15 days of receipt of the payment request provide to EMC a written statement explaining in reasonable detail the basis for TeamVest's objection. If the EMC Entities dispute TeamVest's objection, then the EMC Entities shall seek relief through provisions of Section 10.1 of this Agreement.

          (b) If either Party discovers an error in the amount of any invoice or payment made pursuant to this Section 3.11, such Party shall notify the other Party within 60 days of discovery of such dispute or error; provided
                                                                      --------
that neither Party shall be entitled to correction of any such error if notice of such error is not delivered in writing to the other Party within six months of the applicable invoice or payment. If the correct amount of any invoice is in good faith dispute, the Party with the payment obligation shall pay any amount not in dispute, and failure to pay such amount in dispute shall not be deemed to be a default hereunder. Any disputes relating to invoices resulting from this
Section 3.11 shall be settled in accordance with the provisions of Section 10.1.

          (c) Any amounts (i) disputed and subsequently found to have been correctly invoiced or owed, or (ii) not timely paid in accordance with this Agreement shall accrue interest at the lesser of (a) 10% or (b) the highest rate permitted by applicable law, from the thirtieth day following the day on which such amounts become due and owing to the day on which such amounts and the interest thereon are paid.

     Section 3.12 TeamVest shall work with the EMC Entities to jointly develop a marketing and sales alliance to cooperate and assist each other in developing and promoting each Party's respective content through their respective distribution channels.


                                  ARTICLE IV

                                 CROSS-LICENSE

     Section 4.1

          (a) TeamVest shall, within 90 days of the date hereof, deliver and transfer to the EMC Entities:

          (i) two (2) sets of CD's (or, with the written consent of the receiving party, an alternate electronic medium) containing two (2) copies of its Licensed Software in Object Code form, together with Source Code and Program Documentation therefor;

          (ii) two (2) copies on paper media of the Know-How for its Licensed Software;

          (iii) a list of open bugs or problems, if any, in its Licensed Software; and

          (iv) a mutually-agreed upon listing of Licensed Software to be included on Exhibit A hereto.

          (b) The EMC Entities shall, as soon as available to the EMC Entities in usable form, but no later than January 1, 2001, deliver and transfer to TeamVest:

          (i) two (2) sets of CD's (or, with the written consent of the receiving party, an alternate electronic medium) containing two (2) copies of its Licensed Software in Object Code form, together with Source Code and Program Documentation therefor;

          (ii) two (2) copies on paper media of the Know-How for its Licensed Software;

          (iii) a list of open bugs or problems, if any, in its Licensed Software; and

          (iv) a mutually-agreed upon listing of Licensed Software to be included on Exhibit B hereto.

Each Party acknowledges and agrees that the provisions of this Article IV shall not transfer ownership to the other Party of the Licensed Materials. At the end of the term of this Agreement, each Party agrees to return to the other the materials provided to it by the other hereunder or certify that such materials have been destroyed.

     Section 4.2 Each Party shall deliver to the other Party from time to time such Enhancements to the Licensed Materials as may be developed and commercially released. The deliverables for each Enhancement shall be as set forth in Section
4.1 above. None of the Parties shall have any obligation to make Enhancements.

     Section 4.3

          (a) For the term of this Agreement as described in Article IX, EMC and E-Trustco hereby grant to TeamVest a nonexclusive, nontransferable, royalty-free worldwide right and license, solely to:

          (i) use internally, reproduce, privately display, privately perform and distribute internally Licensed Software and the Know-How, Program Documentation, Source Code and Object Code therefor, and distribute copies thereof to third-party consultants under terms of confidentiality at least as restrictive as this Agreement;

          (ii) prepare and have prepared Derivative Works and Program Documentation therefore;

          (iii) use, reproduce, publicly display and publicly distribute (including as a rebranded version) the Licensed Software and Derivative Works thereof solely in Object Code form through (A) TeamVest's arrangement with Intuit's Quicken website, (B) Intuit's third party financial service relationships and (C) the relationships of TeamVest's other strategic partners (including but not limited to Telescan, Inc.) with third party financial service organizations; provided, however, that, to the extent any
                                      --------  -------
     such distribution is not pursuant to the joint sales and marketing alliance to be developed pursuant to Section 2.10 and 3.12, TeamVest's right to distribute the EMC Program to specific third parties shall be subject to EMC's approval on a case-by-case basis.

          (b) For the term of this Agreement as described in Article IX, TeamVest hereby grants to the EMC Entities, a nonexclusive, nontransferable, royalty-free worldwide, right and license, solely to:

          (i) use internally, reproduce, privately display, privately perform and distribute internally Licensed Software and the Know-How, Program Documentation, Source Code and Object Code therefor, and distribute copies thereof to third-party consultants under terms of confidentiality at least as restrictive as this Agreement;

          (ii) prepare and have prepared Derivative Works and Program Documentation therefor;

          (iii) use, reproduce, publicly display and publicly distribute the Licensed Software and Derivative Works thereof solely in Object Code form (including as a rebranded version); provided, however, that, to the extent
                                         --------  -------
     any such distribution is not pursuant to the joint sales and marketing alliance to be developed pursuant to Section 2.10 and 3.12, the EMC Entities' right to distribute the Program to specific third parties shall be subject to TeamVest's approval on a case-by-case basis.

     (c) Notwithstanding the foregoing, nothing in this Agreement shall be deemed to grant to TeamVest, EMC or E-Trustco any right to use or permit the use of their respective Licensed Materials or Intellectual Property other than as specifically set forth in this Section 4.3.

     Section 4.4 Subject to the rights granted herein, each Party shall own the entire right, title and interest throughout the world in and to all Derivative Works prepared by it (or third parties retained by it) from Licensed Materials delivered by another Party, except that such other Party shall retain ownership of any portions of its Licensed Materials contained within such Derivative Works. This means that even though each Party will own the Derivative Works that it creates, it needs permission from the other Party to do anything with such Derivative Works that is beyond the scope of the rights and licenses set forth in Sections 4.3(a) or (b) above. The EMC Entities hereby grant to TeamVest, and TeamVest hereby grants to the EMC Entities, the right to exercise the rights and licenses set forth in Sections 4.3(a) or (b) above with respect to all Derivative Works prepared by them from the Licensed Materials delivered by another Party. Each Party agrees to furnish all such Derivative Works to the other Parties.

     Section 4.5 None of the Parties shall distribute to employees or third parties, except employees and bona-fide consultants on a need to know only basis and pursuant to a written non-disclosure agreement containing provisions at least as restrictive as this Agreement, Source Code for the Licensed Software delivered to it by another Party hereunder, or copies of such Source Code as modified, changed, revised or altered, without the prior express written consent of such other Party. Each Party agrees to maintain in confidence the Source Code delivered by the other using at least the same physical and other security measures as such Party uses for its own confidential technical information and documentation.

     Section 4.6   Each Party acknowledges and agrees that:

          (a) the Licensed Materials of the other Parties are proprietary to such other Parties, and such other Parties claim protection for them under United States copyright laws, other applicable copyright laws and international treaty provisions;

          (b) the entire right, title and interest in and to the Licensed Materials delivered by another Party and all associated Intellectual Property rights shall remain with such other Party;

          (c) the Licensed Materials are licensed, not sold, and title to each copy of the Licensed Materials created by it shall remain with the Party that delivered them; and

          (d)      each of the Parties retains all rights not expressly granted.

     Section 4.7 Each Party shall affix to all copies of the Licensed Materials all copyright notices and proprietary legends of the other Parties as they appear in or on the original media and documentation.

     Section 4.8 Each Party hereby covenants to the other Parties that it shall license the use of all software or intellectual property containing software or technology licensed to it by another Party hereto pursuant to a written license agreement containing such disclaimers of warranties and limitations of liability as are customary in the distribution and licensing of software, and shall make no representations or warranties on behalf of another Party.

     Section 4.9 Subject to the terms and conditions contained herein, the EMC Entities hereby grant to TeamVest, and TeamVest hereby grants to the EMC Entities, for use for the licensed purpose set forth in Sections 4.2 and 4.3, a non-transferable, non-exclusive license to apply its trademarks, service marks, logos and other source identifiers specified by it in writing as licensed under this Section (collectively, the "Marks") only in a manner approved in writing by it prior to such application and in any event always in accordance with its established trademark usage policies and procedures. Except as expressly stated herein, no other use shall be made by a licensee of the Marks. Upon request of the Party licensing a Mark, the other Parties shall provide appropriate attribution of the use of the Mark (e.g., through the use of the (TM) or (R) symbols, and appropriate notice regarding reservation of rights) or immediately cease using the Mark. In connection with the license granted hereunder, the Party licensing a Mark shall have the unilateral right to establish such quality standards and additional terms and conditions concerning the use of the Mark as it reasonably deems necessary to protect such Mark. The license granted in this Section shall terminate automatically upon the effective date of expiration or termination of this Agreement. All use of a Mark shall inure to the sole benefit of the Party licensing such Mark.

     Section 4.10 Each Party shall have the right to store two (2) archival copies of the Licensed Materials of the other Parties, including Program Documentation and Source Code therefor, at a secure off-site storage facility.

                                   ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF THE EMC ENTITIES

     The EMC Entities hereby represent and warrant to TeamVest as follows:

     Section 5.1 EMC and E-Trustco have all corporate power and authority necessary to enter into and perform their obligations under this Agreement. The execution, delivery and performance by the EMC Entities of this Agreement have been duly authorized by all necessary corporate action on the part of the EMC Entities. This Agreement constitutes a legal, valid and binding obligation of the EMC Entities, enforceable against the EMC Entities in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 5.2 The execution, delivery and performance by the EMC Entities of this Agreement and the consummation of the transactions contemplated hereby does not and will not (i) violate their respective Certificates of Incorporation or Bylaws, (ii) conflict with or constitute a material breach of or default under any agreement, indenture, mortgage or other instrument to which EMC or E-Trustco is a Party or by which they or their properties are bound, (iii) violate any material law, regulation, judgment, order or decree applicable to EMC or E-Trustco or (iv) result in the creation or imposition of any lien or encumbrance upon any property of EMC or E-Trustco.

     Section 5.3 EMC and E-Trustco each hereby represent and warrant that each of them owns or has the right to use, modify and license or, if applicable, sublicense its respective Intellectual Property and the Licensed Software listed on Exhibit B hereto.
   ---------


                                  ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF TEAMVEST

     TeamVest hereby represents and warrants to the EMC Entities as follows:

     Section 6.1 TeamVest has all corporate power and authority necessary to enter into and perform its obligations under this Agreement. The execution, delivery and performance by TeamVest of this Agreement have been duly authorized by all necessary corporate action on the part of TeamVest. This Agreement constitutes a legal, valid and binding obligation of TeamVest, enforceable against TeamVest in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 6.2 The execution, delivery and performance by TeamVest of this Agreement and the consummation of the transactions contemplated hereby does not and will not (i) violate its Certificate of Incorporation or Bylaws, (ii) conflict with or constitute a material breach of or default under any agreement, indenture, mortgage or other instrument to which TeamVest is a Party or by which it or its properties are bound, (iii) violate any material law, regulation, judgment, order or decree applicable to TeamVest or (iv) result in the creation or imposition of any lien or encumbrance upon any property of TeamVest.

     Section 6.3 TeamVest hereby represents and warrants that it owns or has the rights to use, modify and license or, if applicable, sublicense its Intellectual Property and the Licensed Software listed on Exhibit A hereto.
                                                          ---------


                                  ARTICLE VII

                           CONFIDENTIAL INFORMATION

     Section 7.1 The Parties hereby acknowledge that each of them may have access to confidential and proprietary information, which relates to the other Party's technology, marketing, and business (the "Confidential Information"). Without limitation, each Party's Confidential Information includes the Licensed Materials and Intellectual Property provided by it to the other.

     Section 7.2 Each Party agrees to preserve and protect the confidentiality of the other Party's Confidential Information and not to use the other Party's Confidential Information for any purpose other than the purpose specifically provided for in this agreement or disclose any of the other Party's Confidential Information to any third party without the prior written consent of such other Party. In addition, the Parties agree to preserve and protect the confidentiality of all oral and written communications associated with and including any agreements between the Parties. Notwithstanding the above, any Party hereto may disclose the other Party's Confidential Information (i) to such Party's agents, attorneys and other representatives provided such Parties agree to be bound by the terms of this paragraph, (ii) to the extent necessary to comply with any law or the valid order of a court of competent jurisdiction in which case the Party making such disclosure shall so notify the other as promptly as practicable prior to making such disclosure and shall seek confidential treatment of such information and (iii) in order to enforce its rights pursuant to this Agreement; provided, however, that with respect to the disclosure of any Confidential Information (A) the disclosing Party first provides written notice to the other Party of such disclosure in order to accord the other Party a reasonable opportunity to respond in order to prevent such disclosure; (B) the disclosing Party seeks confidential treatment in connection therewith; (C) the disclosure of such information is necessary to assert such rights; and (D) all actions taken in connection with enforcing such rights are taken in good faith. Confidential Information shall not include any information which the receiving Party can prove (1) has become publicly available without breach hereunder by the receiving Party or another person, (2) was rightfully received by the receiving Party from a source not under obligation of confidentiality to the disclosing Party, (3) was in the possession of the receiving Party, in written or other recorded form, prior to disclosure by the disclosing Party or (4) is developed by the receiving Party independent of any information disclosed hereunder. Each Party shall return or destroy all Confidential Information promptly upon the request of the other Party or immediately upon termination of this Agreement.

     Section 7.3 Each Party shall retain its ownership of any and all of such Party's Confidential Information and Intellectual Property provided to the other pursuant to this Agreement.


                                 ARTICLE VIII

             WARRANTIES; INDEMNIFICATION; LIMITATION OF LIABILITY

     Section 8.1 EXCEPT AS SET FORTH IN SECTIONS 5.3 AND 6.3 ABOVE, THE LICENSED MATERIALS OF EACH PARTY ARE LICENSED TO THE OTHER PARTIES ON AN "AS IS" BASIS. THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE.

     Section 8.2 TeamVest will at all times defend, indemnify and hold harmless the EMC Entities, and their respective officers, directors, shareholders, employees, accountants, attorneys, agents, successors and assigns from and against any and all third party claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, arising out of or related to (a) any breach by TeamVest of its obligations under this Agreement; or (b) any alleged infringement or violation of the rights of any third party, including, without limitation, trademarks, copyrights, trade secrets, patents or other proprietary rights, with respect to TeamVest's products or services provided to the EMC Entities hereunder. TeamVest's obligations hereunder are contingent upon the EMC Entities giving TeamVest prompt written notice of any claim, action or demand for which indemnity is sought; TeamVest having the right, but not the obligation, to control completely the defense and/or settlement of any indemnified claim; and the EMC Entities providing reasonable cooperation in the defense of any such claim as requested by TeamVest. The EMC Entities shall have the right to participate in any defense of a claim by TeamVest with counsel of the EMC Entities' choice at the EMC Entities' own expense.

     Section 8.3 The EMC Entities will at all times defend, indemnify and hold harmless TeamVest and its officers, directors, shareholders, employees, accountants, attorneys, agents, successors and assigns from and against any and all third party claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, arising out of or related to (a) any breach by either EMC Entity of its obligations under this Agreement or (b) any alleged infringement or violation of the rights of any third party, including, without limitation, trademarks, copyrights, trade secrets, patents, or other proprietary rights, with respect to any EMC Entities' products or services provided to TeamVest hereunder. The EMC Entities' obligations hereunder are contingent upon TeamVest giving the EMC Entities prompt written notice of any claim, action or demand for which indemnity is sought; the EMC Entities having the right, but not the obligation, to control completely the defense and/or settlement of any indemnified claim; and TeamVest providing reasonable cooperation in the defense of any such claim as requested by the EMC Entities. TeamVest shall have the right to participate in any defense of a claim by the EMC Entities with counsel of TeamVest's choice at TeamVest's own expense.

     Section 8.4 Neither Party shall, without the prior written consent of the other Party, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim unless the settlement, compromise or consent provides for and includes an express, unconditional release of all claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, against the indemnified Party.

     Section 8.5 Notwithstanding anything in this Agreement to the contrary under no circumstances shall either Party be liable to the other Party with respect to any subject matter of this Agreement under any contract, negligence, strict liability or other legal or equitable theory for (a) any direct, indirect, incidental, consequential, punitive, special or exemplary damages (including, without limitation, loss of revenue or goodwill or anticipated profits or lost business), even if such Party has been advised of the possibility of such damages; or (b) the cost of procurement of substitute services, technology, data or content. Notwithstanding anything in this section to the contrary, this Section 8.5 shall not limit either Party's liability to the other for direct damages arising from a breach of the obligations pursuant to Section 7.2.


                                  ARTICLE IX

                             TERM AND TERMINATION

     Section 9.1

          (a) The initial term of this Agreement shall be five (5) years (the "Initial Term"). After the expiration of the Initial Term, this Agreement shall be renewable upon mutual agreement of the Parties hereto on a year-to-year basis.

          (b) If at the end of the term of this Agreement, TeamVest elects not to renew this Agreement, (i) TeamVest automatically shall grant to the EMC Entities a nonexclusive, nontransferable, royalty-free worldwide right and license to use, privately and publicly reproduce, privately and publicly display, privately and publicly perform and distribute the Licensed Materials of TeamVest (and the EMC Entities also shall have the corresponding royalty-free right to use, reproduce, display, perform and distribute any Derivative Works developed by them), (ii) any use by TeamVest of Derivative Works prepared by it shall be subject to the terms of Section 4.4, and (iii) TeamVest and the EMC Entities shall negotiate in good faith the terms (including payment terms) of a license for TeamVest to use, display, perform and distribute the Licensed Materials of the EMC Entities based upon commercially reasonable terms at such time.

          (c) If at the end of the term of this Agreement, the EMC Entities (or any of them) elect not to renew this Agreement, (i) the EMC Entities automatically shall grant to TeamVest a nonexclusive, nontransferable, royalty-free worldwide right and license to use, privately and publicly reproduce, privately and publicly display, privately and publicly perform and distribute the Licensed Materials of the EMC Entities (and TeamVest also shall have the corresponding royalty-free right to use, reproduce, display, perform and distribute any Derivative Works developed by it), (ii) any use by the EMC Entities of Derivative Works prepared by them shall be subject to the terms of
Section 4.4, and (iii) TeamVest and the EMC Entities shall negotiate in good faith terms (including payment terms) of a license for the EMC Entities to use, display, perform and distribute the Licensed Materials of TeamVest based upon commercially reasonable terms at such time

     Section 9.2 This Agreement may be terminated by either Party (i) immediately upon written notice if the other Party (A) becomes insolvent; (B) files a petition in bankruptcy; or (C) makes an assignment for the benefit of its creditors; or (ii) 30 days after written notice to the other Party of such other Party's material breach of any of its material obligations under this Agreement, which breach is not remedied within such 30-day period or such longer period that is reasonably required to cure such material breach provided the defaulting Party immediately commences curing such breach.

     Section 9.3 Except as explicitly set forth elsewhere in this Agreement, the foregoing rights of termination shall be in addition to any other legal or equitable remedies that the terminating Party may have.

     Section 9.4 The following provisions will survive the expiration or termination, for any reason, of this Agreement: Article IV, VII, Article VIII,
Article IX and Article X together with all other provisions to the extent necessary to implement the foregoing provisions.


                                   ARTICLE X

                                 MISCELLANEOUS

     Section 10.1 The Parties shall attempt to settle any claim or controversy arising out of or relating to this Agreement through consultation and negotiation, in good faith and a spirit of mutual cooperation. If those attempts fail, then either Party may demand that the dispute be arbitrated in accordance with the Rules of the American Arbitration Association in Washington, D.C. The dispute shall be arbitrated by one mutually acceptable arbitrator. If the Parties are unable to agree upon a single arbitrator, each Party shall appoint one arbitrator and the two arbitrators so appointed shall choose a third arbitrator. The arbitrator(s) shall not have the power to award punitive damages nor attorneys' fees. Each Party shall bear all of its own expenses and pay one-half of the fees and expenses of the arbitration. The decision of the arbitrator(s) shall be final and binding and may be enforced in any court of competent jurisdiction. The procedure set forth in this paragraph is the exclusive means for resolving any dispute between the Parties arising out of or relating to this Agreement and neither Party may initiate or maintain any proceeding in any court or similar tribunal relating to any dispute within the scope of this paragraph except as to any equitable remedy such as injunction or specific performance or to enforce an arbitration ruling. For purposes of enforcement of any arbitration award or any action to pursue any equitable remedy, each Party hereby consents to the personal jurisdiction of the State of New York and acknowledges that venue is proper in any state or federal court in the City of New York. Notwithstanding the foregoing, any dispute pursuant to
Section 2.8 or Section 3.11 shall be submitted to an accounting firm mutually agreed to by the Parties for resolution of the dispute and the decision of such accounting firm shall be binding on all Parties hereto. Such accounting firm shall apply the provisions of this Agreement in coming to its decision

     Section 10.2 All notices, requests, consents and other communications which are required or permitted hereunder shall be in writing, and shall be delivered by registered U.S. mail, postage prepaid (effective three (3) days after mailing) or sent by facsimile or electronic mail, with a confirmation copy simultaneously sent by U.S. mail (effective upon transmission), postage prepaid, at the addresses set forth on the signature page hereto. Notice of change of address shall be given in the same manner as other communications.

     Section 10.3 Neither Party will be liable to the other Party for any failure or delay in performance caused by reasons beyond such Party's reasonable control such as a natural disaster, and such failure or delay will not constitute a breach of this Agreement. If such nonperformance constitutes a material breach and continues for more than sixty consecutive days, however, the Party waiting for such performance can elect to terminate this Agreement immediately upon notice given prior to the end of such failure or delay.

     Section 10.4 Unless otherwise required by law, any public announcement regarding this Agreement or the relationship among TeamVest, EMC and E-Trustco or between TeamVest and either of EMC or E-Trustco shall be reviewed and approved by all of the Parties hereto prior to its release.

     Section 10.5 This Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of the Parties hereto.

     Section 10.6 This Agreement contains the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings between the Parties with respect thereto.

     Section 10.7 The terms and provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, only by the written agreement of the Parties.

     Section 10.8 For purposes of this Agreement, (i) except as otherwise expressly provided herein, or unless the context otherwise requires, references to "Sections" or "Schedules" without reference to a document are to the designated sections of or schedules to this Agreement, (ii) the words "herein," "herewith," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular provision, and (iii) any disclosure made on any schedule to this Agreement with respect to any representation or warranty contained herein and that discloses any matter that is the subject of any other representation or warranty contained herein shall be deemed to have been disclosed in the appropriate schedule modifying such other representation or warranty if it is clear from the face of the disclosure without any further investigation (including reviewing any document referenced by such disclosure) that such disclosure relates to such other representation or warranty.

     Section 10.9 The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

     Section 10.10 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of law provisions thereof.

     Section 10.11 To the extent that any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

     Section 10.12 This Agreement may not be assigned by any of the Parties without the prior written consent of the other Parties, which consent shall not be unreasonably withheld.

     Section 10.13 This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     Section 10.14 PURSUANT TO ARTICLE 6 OF THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS ("UN CONVENTION"), THE UN CONVENTION SHALL NOT APPLY TO THIS AGREEMENT.

     Section 10.15 Each Party shall cooperate with the other Parties as reasonably necessary to permit compliance with the laws and administrative regulations of the United States relating to the control of exports of commodities and technical data ("Export Laws"). Each Party hereby assures the other Parties that it will not export or re-export any software or Know-How licensed to it or them hereunder to any country for which a validated license is required for such export or re-export under the Export Laws without first obtaining such a validated license.

     Section 10.16 The Parties acknowledge that this Agreement is governed by
Section 365(n) of Title 11, United States Code (the "Bankruptcy Code"), and that if any Party as a debtor in possession or a trustee in Bankruptcy in a case under the Bankruptcy Code rejects this Agreement, the other Parties may elect to retain their rights hereunder as provided in Section 365(n) of the Bankruptcy Code.

     IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above written.

                                             TEAMVEST, INC.


                                             By:    /s/ Greg Leekley
                                                    ---------------------------
                                             Name:  Greg Leekley
                                             Title: CEO


                                             ELECTRONIC MARKET CENTER, INC.


                                             By:    /s/ Arthur J. Bacci
                                                    ---------------------------
                                             Name:  Arthur J. Bacci
                                             Title: CEO


                                             E-TRUSTCO.COM INC.


                                             By:    /s/ Matthew Saltzman
                                                    ---------------------------
                                             Name:  Matthew Saltzman
                                             Title: President